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                                             Exhibit 99



News Release                                  Ceridian


                                              Nancy Foltz
                                              612/853-5229



        CERIDIAN SEEKS BUYER FOR ITS DEFENSE ELECTRONICS UNIT;
     A SALE WOULD FOCUS THE COMPANY SOLELY ON INFORMATION SERVICES

         Ceridian Also Modifies Its Payroll Product Strategy;
                   CII Payroll Product Is Terminated

MINNEAPOLIS, August 26, 1997 _ Ceridian Corporation (NYSE: CEN) announced today that it is pursuing the sale of Computing Devices International, its defense electronics business, by the end of 1997. Ceridian, whose information services segment now accounts for a substantial majority of its revenue and earnings, said its future is as a diversified information services company.

"For Ceridian's information services businesses, we have set minimum annual growth objectives of 20 percent in earnings and 15 percent in revenue," said Lawrence Perlman, chairman and chief executive officer of Ceridian. "Computing Devices is significantly different from the information services model, which consists of businesses with several shared characteristics _ growing markets, recurring revenue, strong cash flow, low capital investments and growing profitability. In addition, the increasing consolidation of the aerospace and defense markets has caused mid-sized suppliers like Computing Devices to re-evaluate their long-term ability to grow and remain competitive with larger companies."

Ceridian also announced it has decided to terminate further development of the CII payroll processing software product that was being developed for large organizations with complex needs. While beta testing proved that payrolls could be processed with the product, the costs associated with this product for installation, conversion and processing for large numbers of customers were found to be higher than anticipated and the return on investment for the product was deemed unacceptable. As a result of the CII action, Ceridian expects to record non-recurring charges totaling approximately $150 million in the third quarter of 1997. More than 80 percent of these charges will be non-cash, primarily representing the write-off of capitalized software development costs and goodwill associated with the 1994 acquisition of Tesseract Corporation, whose software was the basis of the CII development effort.


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The Computing Devices Decision

"Computing Devices has been extremely successful over the years in meeting customer requirements for high-quality products, and we believe that the business and the people in it will have additional flexibility and opportunities as part of a larger defense contractor,"
said Perlman.   "This is a more than $550 million business that has
been an important financial contributor to Ceridian, but industry consolidation has resulted in potentially attractive pricing of defense electronics assets, and we have determined that the timing is right to seek a buyer for Computing Devices and allow Ceridian management to focus exclusively on the information services businesses. Obviously, we would complete a sale only if we found terms to be attractive.

"While we do not yet have specific plans for use of the proceeds from a sale of Computing Devices, we expect to continue investing aggressively in Ceridian's three information services businesses, in part through acquisitions. Proceeds may also be applied to a repurchase of the Company's stock. In this connection, Ceridian's Board of Directors has approved increasing the number of shares which the Company may repurchase from four million to 10 million shares."

Bear Stearns & Co. has been retained to assist Ceridian in seeking a buyer for Computing Devices. Ceridian anticipates that a sale could be completed by the end of 1997 if terms are attractive, and it expects any sale to be dilutive, potentially by approximately 15 percent.

Computing Devices International is headquartered in Bloomington, MN, and employs 3,300 people, primarily in Bloomington and Washington, D.C., in the United States, Ottawa and Calgary in Canada, and East Sussex in the United Kingdom.

The Payroll Product Strategy

Ceridian's payroll strategy centers on providing customers with a range of choices to address their payroll and human resources information system (HRIS) needs, which vary according to the complexity of their requirements, the extent of their internal information management resources and their size. These choices include multiple payroll and HRIS front office offerings for customers' desktops, and the options will expand as Ceridian continues to invest in front-end applications.



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Signature _ a product that Ceridian has significantly enhanced over the past year and that will be further enhanced the rest of this year and throughout 1998 _ is a "back office" payroll engine that enables delivery of services to customers. The CII payroll product was intended to be another engine. It was being developed primarily for large organizations with complex requirements, most of which were to be new customers. CII's planned role in Ceridian's product line narrowed considerably over the course of its three-year development as customer satisfaction with Signature remained high, particularly as Signature has been enhanced. In addition, market dynamics changed. Customers are looking for and buying broad business solutions that put functionality on their desktops. They want open architectures to tie the back office to their desktops. CII was not designed to address such needs.

"The decision to terminate the CII project was made after a careful evaluation and the determination that the product would not provide an adequate return on investment for shareholders," said CEO Perlman. "CII beta testing revealed that significant further investment would be needed to improve processing throughput and simplify implementation. The CII outcome is certainly disappointing, but the development project did have a positive effect on other Ceridian payroll products. It led to many feature and process improvements in the Signature product, and the result is that an already competitive product has become even more attractive."

Nearly 100 improvements have been made to the Signature payroll engine in the last year that increase its ability to serve customers. In addition, increased network compatibility has been built into the product to enable it to run in the latest environments, and it will be year 2000-compliant in 1998.

Ceridian expects to meet the needs of the high-end of the market with an array of options _ the Tesseract in-house software solution that currently is used by a fifth of the Fortune 500 companies, the reengineered Signature outsourcing solution, and the total outsourcing solution - in which Ceridian effectively becomes the payroll department of the customer _ that has been selected by customers such as Kmart.

"With the CII project ended and Signature and tax filing improvements continuing, we are planning margin improvement of approximately three percentage points in the human resources business in 1998," said Perlman. "Changes such as eliminating report printing, which will greatly accelerate the distribution process, and other measures being undertaken to improve productivity will help the business reduce costs and should enable it to achieve significant margin improvement in 1998 and beyond. These enhancements are also expected to make the product increasingly attractive to new and existing customers. We expect Signature's improvement, in combination with continuing gains we are making in selling Ceridian's tax filing product to the Company's payroll customers, to boost revenue growth in the payroll processing business."


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Ceridian Corporation is a leading information services and defense electronics company that serves the human resources, electronic media, transportation, gaming and government markets. Its information services segment includes Comdata Corporation, which provides transaction processing and information services to the transportation and gaming industries; a group of human resources businesses, including Ceridian Employer Services, a leading payroll processor; and several marketing information businesses, including the Arbitron Company. Its defense business is Computing Devices International.


The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "will," "expects," "anticipates," "believes" or "plans," are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are discussed under the caption "1997 Financial Outlook" on pages 24 and 25 of Ceridian's 1996 Annual Report to Stockholders, which is incorporated by reference into Part II, Item 7 of Ceridian's Annual Report on Form 10-K for the year ended December 31, 1996, and in Ceridian's Current Report on Form 8-K dated August 26, 1997.












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Computing Devices International                   Ceridian


Description  Computing Devices International, the defense electronics and systems integration business unit of Ceridian Corporation, solves information management problems by developing, manufacturing and integrating electronic systems, subsystems and systems integration services for defense and other government agencies worldwide, as well as for commercial customers in selected markets. The company is a leader in signal processing, digital image manipulation, ruggedized subsystems for harsh environments, and real-time software systems. Computing Devices serves the following market segments:

             . Avionics (integrated processing and mass storage
               solutions for a variety of applications, including navigation, flight control, signal processing and stores management)

             . Business Information Services (value-added
               information processing and application services for government and commercial customers)

             . Commercial Aviation (integrated management systems
               for airline operations)

             . Communications (Computing Devices is prime
               contractor for the Canadian Army's $1.1 billion Iris tactical command and control communications system)

             . Digital Information Services (designing integrated
               commercial data communications solutions by applying expertise in tactical information management applications)

             . Displays (digital and electroluminescent displays for
               shipboard and ground-based command and control applications)

             . Land Systems (digital fire control and other
               electronic systems for armored vehicle and artillery applications)

             . Maritime Systems (anti-submarine warfare acoustic
               processing, training and mission systems)



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             . Shipboard Systems (ruggedized, off-the-shelf mass
               storage and embedded processing solutions)

             . Space Processing (space-qualified processors used
               for attitude control, telemetry and other applications on commercial and military satellites and space vehicles)

             . Surveillance and Intelligence (systems and
               technologies for image exploitation and data fusion, and high-performance signal processors)

             . Tactical Reconnaissance (digital image technology for
               airborne and ground station systems and subsystems for aircraft)


Customers    Computing Devices primarily serves defense, government
             agencies and commercial customers in North America, Europe and Australia, but it also provides its products and services to other allies around the world. Major programs in which it is key supplier include the Iris
             Communications System, the Advanced Technology Support
             Program, the Afro-Mediterranean Satellite, the Navy's
             AN/AYK-14 and AN/UYH-16, AWACS (Airborne Warning and
             Control System), the Canadian Towed Array Sonar System, the Challenger 2 tank, the Eurofighter 2000, Joint
             Surveillance Target Attack Radar System, the Canadian
             Light Armored Vehicle-Reconnaissance Program, and the
             M1 and M1A1 tank.


Revenue $553 million in 1996, up 8.5 percent from the previous year.


Employees    Computing Devices International employs 3,300 people,
and          principally located in Bloomington, MN, and Washington,
Locations    D.C., in the United States; Ottawa and Calgary in
             Canada; and Hastings, East Sussex, in the United
             Kingdom.



Year of      Control Data Corporation founder Bill Norris set out to
Origin       design and build the most powerful computer in the
             world when he established Control Data in 1957. One month after releasing the 1604 computer in 1958, the first one was sold to the U.S. Navy's Bureau of Ships, thus beginning the Company's relationship with the Department of Defense and other government agencies.


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Ceridian's Businesses                        Ceridian



Ceridian Corporation is an information services and defense electronics company that helps customers improve their productivity and competitive position.


Information Services for the Transportation and Gaming Industries

Comdata provides funds transfer, fuel purchase, cash advance and permit services, as well as fleet optimization and routing software, for the transportation industry, and funds transfer and other services for the gaming industry.


Information Services for the Human Resources Market

Ceridian Employer Services provides human resources management systems, outsourced payroll and tax filing services, self-service workflow solutions, and in-house payroll and benefits software.

Centre-file provides payroll and human resources products and services to customers in the UK.

MiniData provides payroll and related services to small businesses in the U.S.

Resumix provides advanced human skills management software and services that enable customers to electronically process resumes, build employee and applicant databases, and identify qualified candidates for hire, promotion and reassignment.

FLX Corporation is a leading developer of high-performance software for human resources, recruiting and benefits management.

Usertech helps companies implement new business systems by providing comprehensive user support programs; it also provides expert systems that enable employers to address employee and retiree questions about benefits, payroll, and human resources policies and programs.

Ceridian Performance Partners provides a broad array of work-life, employee assistance, wellness, training, and management services

EAS Technologies provides advanced time, attendance and workforce management solutions.

Washington Consulting Services & Technologies is a provider of human resources software applications, consulting and seminar services, primarily to the government market.


Information Services for the Electronic Media Industry

Arbitron is a media information firm that provides ratings and other services to broadcasters, cable systems, advertisers and agencies.


Defense Electronics

Computing Devices International provides mission-critical electronics, software, systems integration and information management for defense, government agencies and commercial customers in selected markets.

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